                                                                 EXHIBIT 21

                           HASBRO, INC. AND SUBSIDIARIES

                         Subsidiaries of the Registrant (a)

Name Under Which Subsidiary                  State or Other Jurisdiction of
Does Business                                Incorporation or Organization
---------------------------                  ------------------------------
Hasbro Receivables Funding, LLC.                      Delaware
Hasbro International, Inc.                            Delaware
  Hasbro France S.A.S.                                France
    Hasbro Deutschland GmbH                           Germany
  Hasbro Italy S.r.l.                                 Italy
  Hasbro Latin America Inc.                           Delaware
    Hasbro Chile LTDA                                 Chile
    Hasbro Latin America, L.P.                        Delaware
  Hasbro S.A.                                         Switzerland
    Hasbro Holdings S.A.                              Switzerland
      Hasbro Canada Corporation / Corporation
        Hasbro Canada                                 Nova Scotia
    Hasbro Asia-Pacific Marketing Ltd.                Hong Kong
    Hasbro de Mexico S.R.L. de C.V.                   Mexico
    Hasbro (Schweiz) AG                               Switzerland
    Hasbro U.K. Limited                               United Kingdom
    Group Grosvenor Plc.                              United Kingdom
    MB International B.V.                             The Netherlands
      Hasbro B.V.                                     The Netherlands
      Hasbro Hellas Industrial & Commercial
       Company S.A.                                   Greece
      Hasbro Toys & Games Holdings, S.L.              Spain
        Hasbro Iberia SL                              Spain
        MB Espana, S.A.                               Spain
      S.A. Hasbro N.V.                                Belgium
      Hasbro InterToy Eqitim Araclari Sanayi Ve
        Ticaret A.S.                                  Turkey
    Hasbro Far East LTD                               Hong Kong
    Hasbro Australia Pty Ltd                          Australia
        Hasbro Australia Limited                      Australia
  Hasbro Ireland Limited                              Ireland
Hasbro Managerial Services, Inc.                      Rhode Island
Wizards of the Coast, Inc.                            Washington


  (a) Inactive subsidiaries and subsidiaries with minimal operations have been omitted. Such subsidiaries, if taken as a whole, would not constitute a significant subsidiary.